EXHIBIT 10.1

                SECURITIES SUBSCRIPTION AND INVESTMENT AGREEMENT

     This SECURITIES SUBSCRIPTION AND INVESTMENT AGREEMENT dated as of the ____ day of August 2004, is made between ADA-ES, INC., a Colorado corporation with principal executive offices located at 8100 SouthPark Way, B, Littleton, Colorado 80120 (the "Company"), and certain investment advisory clients of _______________________________ detailed on the attached Schedule A,
(individually, the "Purchaser", collectively, the "Purchasers").

                              W I T N E S S E T H:

     WHEREAS, Each Purchaser desires to purchase from the Company, and the Company desires to issue and sell to each Purchaser, upon the terms and subject to the conditions of this Agreement, shares of the Company's common stock, (the "Common Stock"); and

     WHEREAS, such investment will be made in reliance upon the provisions of
Section 4(2) and Regulation D of the United States Securities Act of 1933, as amended and the regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock subscribed to hereunder.

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. PURCHASE AND SALE OF COMMON STOCK AND OPTION

     a. Transaction and Purchase Price. The Purchasers hereby subscribe, upon the satisfaction of each of the conditions set forth in Section 9 hereto, for [_________________ ] shares of Common Stock (the "Shares") at a price per share is $8.00 for an aggregate total of ____________ (the "Purchase Price").

     b. Form of Payment. SuchPurchasers shall pay the Purchase Price on the Closing Date by wire transfer or check of immediately available funds to the Company against receipt by each Purchaser or its designated depository of duly authorized, issued and executed certificates evidencing the Shares.

     c. Method of Payment. Payment to the Company of the Purchase Price shall be made by wire transfer of immediately available funds to the account of the Company as follows:

Colorado Business Bank
ABA# 102003206
For the Account of:  ADA-ES, Inc.
Account#  _____________

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     2. PURCHASERS' REPRESENTATIONS, WARRANTIES; ACCESS TO INFORMATION;
INDEPENDENT INVESTIGATION.

     Purchasers represent and warrant to and covenant and agree with the Company as follows:

     a. Purchasers are purchasing the Shares of Common Stock for their own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

     b. Each Purchaser is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

     c. Purchasers understand that the Shares of Common Stock are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Purchasers' compliance with, Purchasers' representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Purchasers to purchase the Shares;

     d. Each Purchaser acknowledges that it has been furnished with copies of the Company's Registration Statement on Form 10SB, the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2004, respectively, and all other reports and documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2003 (collectively the "Commission Filings").

     e. Each Purchaser acknowledges that in making its decision to purchase the Shares it has (i) relied upon independent investigations made by it and its professional advisors, (ii) been given access and the opportunity to examine all agreements, books and records of the Company which Purchaser requested, and
(iii) been given an opportunity to ask questions of and to receive answers from the Company's executive officers, directors and management personnel concerning the terms and conditions of the private placement of the Shares by the Company.

     f. Each Purchaser understands that sale of the Shares have not been approved or disapproved by the Commission or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Securities and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

     g This Agreement has been duly and validly authorized, executed and delivered by the each Purchaser and is a valid and binding agreement of each Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

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     h. Neither Purchaser nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter into, prior to the Closing, any put option, short position or other similar instrument or position with respect to the Common Stock and neither Purchaser nor any of its affiliates nor any person acting on its or their behalf will use at any time shares of Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement or any issuance of the Shares. 3. THE COMPANY'S REPRESENTATIONS

     The Company represents and warrants to each Purchaser that:

     a. Capitalization.

(i) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, of which 3,744,191 shares of Common Stock were outstanding as of June 30, 2004. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Common Stock issuable upon purchase of the Shares has been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive, subscription, "call" or other similar rights to acquire the Common Stock that have been issued or granted to any person, except as disclosed in the Commission Filings or otherwise previously disclosed in writing to each Purchaser.

(ii) Except as disclosed in the Commission Filings, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity. Except as disclosed in the Commission Filings, the Company owns 100% of the outstanding shares of capital stock of each of its subsidiaries, free and clear of any and all liens, pledges, encumbrances, charges, agreements, security interests, mortgages or claims of any kind whatsoever.

     b. Organization; Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect"). Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect.

     c. Authority; Validity and Enforceability. The Company has the requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to each Purchaser and each investing group of the Shares). The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The Shares have been duly and validly authorized for issuance by the Company.

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     d. Non-contravention. The execution and delivery by the Company of this
Agreement, the issuance of the Shares, and the consummation by the Company of the other transactions contemplated hereby, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under, the articles of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which its or any of its subsidiaries' properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or any of its subsidiaries or any of its or its subsidiaries' properties or assets, except such conflict, breach or default which would not have a Material Adverse Effect.

     e. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Shares to such Purchasers and the investing groups as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

     f. Commission Filings. None of the Commission Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     g. Absence of Certain Changes. Since the Balance Sheet Date (as defined in
Section 3.k.), there has not occurred any change, event or development, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

     h. Full Disclosure. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed to the Purchasers that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

     i. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company's knowledge, threatened, by or before any court or public or governmental authority which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect.

     j. Absence of Events of Default. No "Event of Default" (as defined in any agreement or instrument to which the Company or any of their subsidiaries is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing, which could have a Material Adverse Effect.

     k. Financial Statements; No Undisclosed Liabilities. The Company has delivered to each Purchaser true and complete copies of its audited consolidated balance sheet as at December 31, 2003 and the related audited consolidated statements of operations and cash flows for the fiscal years ended December 31, 2003 and December 31, 2002, including in all such cases the related notes and schedules thereto (collectively, the "Financial Statements"). Each of the

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Financial Statements is complete and correct in all material respects, has been prepared in accordance with United States General Accepted Accounting Principles ("GAAP") and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof, and fairly presents the financial position, results of operations and cash flows of the Company and its consolidated subsidiary as at the dates and for the periods indicated. For purposes hereof, the audited consolidated balance sheet of the Company and its subsidiary as at December 31, 2003 is hereinafter referred to as the "Balance Sheet" and December 31, 2003 is hereinafter referred to as the "Balance Sheet Date". Neither the Company nor its subsidiary has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the Balance Sheet or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

     l. Compliance with Laws; Permits. The Company and any of its subsidiaries are in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively "Laws") applicable to it or to the conduct of its business, except for such non-compliance which would not have a Material Adverse Effect. The Company and any of its subsidiaries possesses all permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business, except for those the absence of which would not have a Material Adverse Effect.

     m. Related Party Transactions. Except as set forth in the Commission Filings, neither the Company, nor any of their officers, directors or "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company. Neither the Company, nor any of their officers, directors or Affiliates (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, partner, member or employee of, or consultant to or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is (x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any of its subsidiaries, (y) engaged in a business related to the business of the Company or any of its subsidiaries, or (z) a participant in any transaction to which the Company or any of its subsidiaries is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company or any of its subsidiaries. Notewithstanding the foregoing, this paragraph does not require the disclosure by the Company to the Purchasers of any related party transactions not required to be disclosed in the Commission Filings.

     n. Insurance. The Company maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience, to cover all loss contingencies which forseeably may arise in the conduct of the business of the Company and its subsidiaries. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or any of its subsidiaries) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

     o. Securities Law Matters. Based, in part, upon the representations and warranties of each Purchaser set forth in Section 2 hereof, the offer and sale by the Company of the Shares is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to

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an effective registration statement under the Securities Act, the Company has not issued, offered or sold the Shares or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Common Stock, or any securities convertible into or exchangeable or exercisable for the Common Stock or any such other securities) within the six-month period next preceding the date hereof, except as disclosed in the Commission Filings or otherwise previously disclosed in writing to each Purchaser, and the Company shall not directly or indirectly take, and shall permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to each Purchaser of Shares as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of Shares as contemplated by this Agreement or any other agreement to which the Company is a party.

     p. Environmental Matters.

(i) The operations of the Company and its subsidiaries are in compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise;
(ii) to its knowledge, the Company and each of its subsidiaries has obtained all permits required under all applicable Environmental Laws necessary to operate its business;
(iii) neither the Company nor any of its subsidiaries is the subject of any outstanding written order of or agreement with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of Hazardous Materials;
(iv) neither the Company nor any of its subsidiaries has received any written communication alleging either or both that the Company or any of its subsidiaries may be in violation of any Environmental Law or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;
(v) except as set forth in the Commission Filings, to the Company's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or any of its subsidiaries pending or threatened which could lead to the imposition of any liability pursuant to any Environmental Law; and,
(vi) the Company has provided to each Purchaser all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Company or any of its subsidiaries.

     For purposes of this Section 3.p.:

     "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), and the regulations promulgated pursuant thereto.

     "Hazardous Material" means any substance, material or waste which is regulated by the United States, Canada or any of its provinces, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted

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hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant,"
"toxic waste" or toxic substance" under any provision of any Environmental Law;

     "Release" means any release, spill, filtration, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property;

     "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

Notwithstanding the foregoing, the Company shall not be deemed in breach of any of the representations set forth in this Section 3p unless such breach shall have a Material Adverse Affect on the Company or the value of the Shares.

     q. Labor Matters. Neither the Company nor any of its subsidiaries is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries. No employees of the Company or any of its subsidiaries are represented by any labor organization and none of such employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company or any of its subsidiaries pending or to the Company's knowledge, threatened by any labor organization or group of employees of the Company or any of its subsidiaries. There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the company or any of its subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company.

     r. ERISA Matters. Each of the Company, its subsidiaries and their ERISA Affiliates is in compliance in all material respects with all provisions of ERISA applicable to it. No Reportable Event has occurred, been waived or exists as to which the Company or any of its subsidiaries or any ERISA Affiliate was required to file a report with the Pension Benefits Guaranty Corporation, and the present value of all liabilities under all Plans (based on those assumptions used to fund such Plans) did not, as of the most recent annual valuation date applicable thereto, exceed the value of the assets of all such Plans in the aggregate. None of the Company or any of its subsidiaries or ERISA Affiliates has incurred any Withdrawal Liability that could result in a Material Adverse Effect. None of the Company or any of its subsidiaries or ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or termination where such reorganization or termination has resulted or could reasonably be expected to result in increases to the contributions required to be made to such Plan or otherwise.

     For purposes of this Section 3.r.:

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     "ERISA" means the Employee Retirement Income Security Act of 1974, or any
successor statute, together with the regulations thereunder, as the same may be amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that was, is or hereafter may become, a member of a group of which the Company or any of its subsidiaries is a member and which is treated as a single employer under ss. 414 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of ss. 414 of the Internal Revenue Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Plan" means any pension plan (other than a Multiemployer Plan) subject to the provision of Title IV of ERISA or ss. 412 of the Internal Revenue Code that is maintained for employees of the Company or any ERISA Affiliate.

     "Reportable Event" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of ss. 414 of the Internal Revenue Code.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     s. Tax Matters.

(i) The Company and each of its subsidiaries have filed all Tax Returns which they are required to file under applicable Laws, except for such Tax Returns in respect of which the failure to so file does not and could not have a Material Adverse Effect; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable Laws; the Company and each of its subsidiaries have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since the Balance Sheet Date, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company and its subsidiaries if their current tax year were treated as ending on the date hereof.
(ii) No claim has been made by a taxing authority in a jurisdiction where either the Company or any of its subsidiaries does not file tax returns that such corporation is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to Company or any of its subsidiaries; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims

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     concerning the Company's or any of its subsidiaries' Tax liability. Neither the Company nor any of its subsidiaries (A) has executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.
(iii) Neither the Company nor any of its subsidiaries has made an election under ss. 341(f) of the Internal Revenue Code. Neither the Company nor any of its subsidiaries is liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. Neither the Company nor any of its subsidiaries has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

     For purposes of this Section 3.s.:

     "IRS" means the United States Internal Revenue Service.

     "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

     "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

     t. No Misrepresentation. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to such Purchasers pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

     u. Disclosure of Material Information. The Company has provided each Purchaser with all material information with respect to the Company, including a true and complete copy of the Company's registration statement on Form 10-SB, which could be reasonably necessary for such Purchaser to make a informed decision to invest in the Shares.

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     4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     a. Restrictive Legend. Each Purchaser acknowledges and agrees that, upon issuance pursuant to this Agreement, any certificate representing the Shares shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

     b. Filings. The Company shall make all necessary filings in connection with the sale of the Shares to each Purchaser as required by all applicable Laws, and shall provide a copy thereof to such Purchaser promptly after such filing.

     c. Use of Proceeds. The Company shall use the proceeds from the sale of the Shares (excluding amounts paid by the Company for legal fees in connection with such sale) for general corporate purposes

     5. TRANSFER AGENT INSTRUCTIONS

     The Company undertakes and agrees that no instruction other than the instructions referred to in this Section 5 and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement will be given to its transfer agent for the Shares and that the Shares otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. Nothing contained in this Section 5shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, a Purchaser provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by such Purchaser of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

     6. DELIVERY INSTRUCTIONS.

     The Shares shall be delivered by the Company to the Purchaser pursuant to
Section 1(b) hereof at the Closing.

     7. CLOSING DATE.

     The date and time of the issuance and sale of the Shares (the "Closing Date") shall be mutually agreed between the parties. The issuance and sale of the Shares shall occur on the Closing Date at the offices of the Company, or as otherwise agreed upon by the parties. Notwithstanding anything to the contrary contained herein, the Company shall not be authorized to accept the Purchase Price and to issue the Purchasers the certificate(s) (I/N/O Purchaser) evidencing the Shares being purchased by the Purchasers unless the conditions set forth in Section 7and 8 hereof have been satisfied.

     8. CONDITIONS TO ESI'S AND THE COMPANY'S OBLIGATIONS.

     Each Purchaser understands that the Company's obligation to sell the Shares on the Closing Date to such Purchaser pursuant to this Agreement is conditioned upon:

     a.   Delivery by each Purchaser to the Company of the Purchase Price;

     b. The accuracy on the Closing Date of the representations and warranties of each Purchaser contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by each Purchaser in all material respects on or before the Closing Date of all covenants and agreements of such Purchaser required to be performed by it pursuant to this Agreement on or before the Closing Date;

     c. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

     d. The Standstill and Registration Rights Agreement attached hereto as Exhibit A (the "Standstill Agreement") shall have been fully executed by each of the parties and each of the investing groups.

     9. CONDITIONS TO Purchaser's OBLIGATIONS.

     The Company understands that each Purchaser's obligation to purchase the Shares on the Closing Date pursuant to this Agreement is conditioned upon:

     a. Delivery by the Company to each Purchaser of one or more certificates evidencing the Shares to be purchased by such Purchaser pursuant to this Agreement;

     b. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all material respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date;

     c. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the common stock of the Company on the OTC:BB, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions, or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof.

     d. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and forseeably could have a Material Adverse Effect on the Company's business.

     e. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

     f. The Standstill Agreement shall have been fully executed by each of the parties.

     10. TERMINATION.

     a. Termination by Mutual Written Consent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and the Purchasers.

     b. Termination the Company or Purchaser. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company or the Purchasers if (i) the Closing shall not have occurred at or prior to 5:00 p.m., Denver time, on September 30, 2004; provided, however, that the right to terminate this Agreement pursuant to this Section 10.b.(i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur at or before such time and date or
     (ii) any court or public or governmental authority shall have issued an order, ruling, judgment or writ, or there shall be in effect any Law, restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement.

     c. Termination by Purchaser. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Purchasers at any time prior to the Closing Date, if (i) the Company shall have failed to comply in any material respect with any of their covenants or agreements contained in this Agreement, (ii) there shall have been a breach by the Company with respect to any representation or warranty made by them in this Agreement, or (iii) there shall have occurred any event or development, or there shall be in existence any condition, having or reasonably and forseeably likely to have a Material Adverse Effect.

     d. Termination by the Company. This Agreement, as it relates to a certain Purchaser, may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the Closing Date, if (i) such Purchaser shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement or (ii) there shall have been a breach by such Purchaser with respect to any representation or warranty made by it in this Agreement.

     11. GOVERNING LAW: MISCELLANEOUS.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Denver or the state courts of the State of Colorado sitting in the City of Denver in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     12. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, or by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.


COMPANY:          ADAES, Inc.
                  8100 SouthPark Way, B
                  Littleton, CO  80120
                  Attention: President
                  Telephone: (303) 734-1727
                  Fax: (303) 734-0330

PURCHASERS:





     13. CONFIDENTIALITY. Each of the Company and the Purchasers agree to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law or in Commission Filings.

     14. ASSIGNMENT. This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that a Purchaser may assign its rights and obligations hereunder, in whole or in part, to any affiliate of such Purchaser who furnishes to the Company the representations and warranties set forth in Section 2 hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.


                                       ADA-ES, Inc.



                              By:
                                   ---------------------------------------------
                                   Name:  Michael D. Durham
                                   Title:  President


                                   ---------------------------------------------
                                   as investment adviser on behalf of the client accounts detailed on the attached Schedule A



                              By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                    EXHIBIT A
                                       To
                SECURITIES SUBSCRIPTION AND INVESTMENT AGREEMENT
                              Dated August __, 2004



                  STANDSTILL AND REGISTRATION RIGHTS AGREEMENT

THIS STANDSTILL AND REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of August __, 2004, is between the Purchasers (as defined in the Subscription Agreement (as defined below)) and ADA-ES, Inc., a Colorado corporation (referred to herein as "ADA-ES" or the "Company).

                                   WITNESSETH:

WHEREAS on the date hereof, the Purchasers, in the aggregate, are acquiring [___________] shares (the "Purchased Shares") of common stock of ADA-ES (the "Common Stock") pursuant to the terms of a Securities Subscription and Investment Agreement, dated as of August __, 2004 (the "Subscription Agreement;" terms capitalized and not defined herein shall have the meaning ascribed to them in the Subscription Agreement); and

WHEREAS the execution and delivery of this Agreement by the parties is a condition precedent to the parties' obligations under the Subscription Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

Section 1.01 Each Purchaser represents and warrants to ADA-ES as follows:

(a) Such Purchaser has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by each Purchaser and the consummation by each Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of such Purchaser. This Agreement is a valid and binding obligation of each Purchaser enforceable against each Purchaser in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by each Purchaser nor the consummation by each Purchaser of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the charter or by-laws of such Purchaser, any statute, law, regulation, order or decree applicable to such Purchaser, or any contract, commitment, agreement, arrangement or restriction of any kind to which such Purchaser is a party or by which such Purchaser is bound.

Section 1.02. ADA-ES represents and warrants to each Purchaser as follows:

(a) ADA-ES has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by ADA-ES and the consummation by ADA-ES of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of ADA-ES. This Agreement is a valid and binding obligation of ADA-ES enforceable against ADA-ES in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by ADA-ES nor the consummation by ADA-ES of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the charter or by-laws of ADA-ES, any statute, law, regulation, order or decree applicable to ADA-ES, or any contract, commitment, agreement, arrangement or restriction of any kind to which ADA-ES is a party or by which ADA-ES is bound.

                                   ARTICLE II

                          LIMITATIONS AND RESTRICTIONS

Section 2.01. Restrictions on Sales by Purchasers. Purchasers agree that until ninety (90) days after the date of this Agreement, they will not, nor will they permit any of their Affiliates, to sell, solicit an offer to sell, agree to sell, offer or propose to sell (collectively "Sell"), the Shares; except as follows:

(a) Purhasers may transfer all or a portion of the Shares to a wholly-owned subsidiary subject to all of the terms and conditions of this Agreement, provided that Purchasers maintain 100% ownership and voting control of such subsidiary, and the certificates for any securities of such subsidiary are marked with a legend restricting the transfer of such securities and specifically referring to this Agreement; and

(b) Purchasers may sell their shares pursuant to a tender offer for all outstanding shares of ADA-ES's Common Stock approved by ADA-ES's Board of Directors.

                                   ARTICLE III

                               REGISTRATION RIGHTS

Section 3.01. "Piggy-Back" Registrations. If at any time after the purchase and sale, ADA-ES shall determine to register for its own account or the account of others under the Securities Act (other than a registration demanded by the Purchasers pursuant to Section 3.02 hereof) any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents or otherwise relating to shares of Common Stock to be issued in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to each Purchaser written notice of such determination and, if within ten (10) business days after receipt of such notice, the Purchaser(s) shall so request in writing, ADA-ES shall use its best efforts to include in such registration statement all or any part of the Shares then held by such Purchaser ("Registrable Shares") and which such Purchaser requests to be registered.

If, in connection with any offering involving an underwriting, the managing underwriter shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then ADA-ES shall be obligated to include in such registration statement only such limited portion (which may be none) of the Registrable Shares with respect to which a Purchaser has requested inclusion pursuant hereto as may reasonably be determined by the managing underwriters; provided, that inclusion of any of such Purchaser's Registrable Shares shall be subordinate to the currently existing "piggyback" registration rights granted by ADA-ES. Any inclusion of Registrable Shares in an offering, when the managing underwriter has so limited the number of shares that may be included in such offering, shall be allocated as follows: first, pro rata among the holders of registration rights granted by ADA-ES prior to the date hereof seeking to include their shares, in proportion to the number of shares of Common Stock (whether or not such shares are sought to be included in such offering) held by such persons; and thereafter, to each Purchaser. ADA-ES shall have the right to withdraw any registration initiated by it pursuant to this Section 2.01.

Section 3.02.  Registrations on Form S-1or Form S-3.   The Company shall:

     (a) as soon as reasonably practicable, but in no event later than ninety days following the Closing Date ("Filing Date"), prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, or other applicable form (the "Registration Statement") relating to the resale of the Shares by the Purchasers and the Other Purchasers from time to time on any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions; use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective within 30 days after the Filing Date or 60 days after the Filing Date if the Registration Statement is reviewed by the Commission (each such date, the "Required Effective Date");

     (b) use its best efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement, or (ii) such time as the Shares become eligible for resale by non-affiliates pursuant to Rule 144(k) under the Securities Act of 1933, as amended;

     (c) furnish to each Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) one copy of the prospectus and such other documents as each Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by such Purchaser;

     (d) file documents required of the Company for normal Blue Sky clearance in states specified in writing by each Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

     (e) bear all expenses in connection with the procedures in described in paragraphs (a) through (e) of this Section 2 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any;

     (f) file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchasers promptly after filing;

Section 3.03 Effectiveness. ADA-ES will use its best efforts to maintain the effectiveness (or such shorter period of time as the underwriters need to complete the distribution of a registered offering or until the securities are actually sold) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. ADA-ES shall not be obligated to prepare and file, or be prevented from delaying or abandoning, a registration statement pursuant to this Agreement at any time when ADA-ES, in its good faith judgment with advice of counsel, reasonably believes:

     (a) that the filing thereof at the time requested, or the offering of Registrable Shares pursuant thereto, would materially and adversely affect
     (a) a pending or scheduled public offering of ADA-ES's securities, (b) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of ADA-ES, (c) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (d) the financial condition of ADA-ES in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

     (b) that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act of 1934, as amended.

Section 3.04. Indemnification of Purchasers. In the event that ADA-ES registers any of the Registrable Shares under the Securities Act, ADA-ES will indemnify and hold harmless each Purchaser and each underwriter of Registrable Shares (including their officers, directors, affiliates and partners and including any broker or dealer through whom Registrable Shares may be sold in such registration) and each person, if any, who controls such Purchaser or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse such Purchaser, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by ADA-ES) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by ADA-ES of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to ADA-ES and relating to action or inaction required of ADA-ES in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to ADA-ES in connection therewith by a Purchaser (in the case of indemnification of such Purchaser), any such underwriter (in the case of indemnification of such underwriter) or any such controlling person (in the case of indemnification of such controlling person) expressly for use therein, or unless (ii) in the case of a sale directly by a Purchaser (including a sale of Registrable Shares through any underwriter retained by such Purchaser to engage in a distribution solely on behalf of such Purchaser), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such Purchaser(s) or such underwriter on a timely basis, and such Purchaser failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

Promptly after receipt by a Purchaser, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against ADA-ES, such Purchaser, or such underwriter or such controlling person, as the case may be, shall notify ADA-ES in writing of the commencement thereof (provided, that failure to so notify ADA-ES shall not relieve ADA-ES from any liability it may have hereunder, except to the extent prejudiced by such failure) and, subject to the provisions hereinafter stated, ADA-ES shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Purchaser, such underwriter or such controlling person, as the case may be) and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against ADA-ES.

The Purchaser, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by ADA-ES shall not be at the expense of ADA-ES unless the employment of such counsel has been specifically authorized in writing by

ADA-ES; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. At any time, the Purchaser may select separate counsel and assume its own legal defense with the expenses and fees of such separate counsel and other expenses related to such separate counsel to be borne by such Purchaser. ADA-ES shall not be liable to indemnify the Purchasers, any underwriter or any controlling person for any settlement of any such action effected without ADA-ES's written consent (which consent shall not be unreasonably withheld or delayed). ADA-ES shall not, except with the approval of each party being indemnified under this Section 2.04, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any of the Purchasers, or any controlling person of such Purchasers, makes a claim for indemnification pursuant to this Section 2.04 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.04 provides for indemnification in such case, then, ADA-ES and such Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of ADA-ES on the one hand and of the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of ADA-ES on the one hand and of the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by ADA-ES on the one hand or by the Purchaser on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) such Purchaser will not be required to contribute any amount in excess of the public offering price of all Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

The indemnities provided in this Section 3.04 shall survive the transfer of any Registrable Shares by the Purchasers.

Section 3.05 Indemnification of Company. In the event that ADA-ES registers any of the Registrable Shares under the Securities Act, the Purchasers will indemnify and hold harmless ADA-ES, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls ADA-ES within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse ADA-ES and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to ADA-ES by the Purchasers expressly for use therein; provided, however, that the Purchaser's obligations hereunder shall be limited to an amount equal to the proceeds received by such Purchasers for the Registrable Shares sold in such registration.

Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Purchaser, ADA-ES shall notify the Purchaser in writing of the commencement thereof (provided, that failure to so notify the Purchaser shall not relieve such Purchaser from any liability it may have hereunder, except to the extent prejudiced by such failure), and the Purchaser(s) shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to ADA-ES) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Purchaser. ADA-ES and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by such Purchaser shall not be at the expense of the Purchaser unless employment of such counsel has been specifically authorized in writing by the Purchaser. The Purchaser(s) shall not be liable to indemnify any person for any settlement of any such action effected without such Purchaser's written consent (which consent shall not be unreasonably withheld or delayed).

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which ADA-ES, its officers, directors or controlling persons ("ADA-ES Indemnities") exercising its rights under this
Article III, makes a claim for indemnification pursuant to this Section 3.05, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be

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

enforced in such case notwithstanding that this Section 3.05 provides for indemnification, in such case, then, ADA-ES Indemnity and Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of ADA-ES Indemnity on the one hand and of the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of ADA-ES Indemnity on the one hand and of the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by ADA-ES Indemnity on the one hand or by such Purchaser on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) the Purchaser(s) will not be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Section 3.06. Further Obligations of ADA-ES. Whenever under the preceding Sections of this Article III, ADA-ES is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

     (a) Furnish to the Purchasers such copies of each preliminary and final prospectus and such other documents as Purchaser may reasonably request to facilitate the public offering of the Registrable Shares;

     (b) Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as such Purchaser may reasonably request; provided, however, that ADA-ES shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

     (c) Permit the Purchasers or its counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them, after reasonable advance notice and without undue interference with the operation of ADA-ES's business;

     (d) Furnish to each Purchaser a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of Registrable Securities;

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

     (e) Use its best efforts to insure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.; and

     (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering a Public Offering, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

Whenever under the preceding Sections of this Article III the Purchasers are registering Registrable Shares pursuant to any registration statement, (i) the Purchasers agree to timely provide to ADA-ES, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Shares and (ii) if the offering is underwritten, ADA-ES and such Purchasers agree to execute an underwriting agreement containing customary conditions..

Section 3.07. Expenses. Subject to Section 3.02(b) in the case of each registration effected under Section s 3.01 or 3.02, ADA-ES shall bear its own reasonable costs and expenses of each such registration on behalf of the Purchasers, including, but not limited to, ADA-ES's printing, legal and accounting fees and expenses, Commission and NASD filing fees and "blue sky" fees and expenses; provided, however, that ADA-ES shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts or transfer taxes attributable to the Registrable Shares being offered and sold by such Purchasers, or the fees and expenses of counsel for the Purchasers in connection with the registration of the Registrable Shares.

ADA-ES shall pay all expenses in connection with any registration initiated pursuant to this Article III which is withdrawn, delayed or abandoned at the request of ADA-ES, unless such registration is withdrawn, delayed or abandoned solely because of any action of the Purchasers.

Section 3.08. Non-Transferability. Purchaser's rights and obligations contained in this Article II shall not be transferable to any other party under any circumstances, whether by operation of law or otherwise.

Section 3.09 Lock-Up Agreement. Each Purchaser agrees, if so requested by ADA-ES in connection with any public offering of ADA-ES's securities, not to sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions, any Common Stock or other securities of ADA-ES held by it during the 180-day period following the effective date of a registration statement filed pursuant to a public offering, nor will it permit any of its affiliates or associates to do any of the foregoing. Purchaser, its affiliates or associates shall enter into "lock-up" agreements to such effect. Such "lock-up" agreements shall be in writing and in form and substance satisfactory to ADA-ES. ADA-ES may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restrictions until the end of said 180-day period.

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

Section 3.10. Termination of Registration Rights. Notwithstanding any other term or provision of this Article II, at such time as each Purchaser is free to sell the Registrable Shares without registration pursuant to Rule 144(k) promulgated under the Securities Act, all rights of the Purchasers as to such Registrable Shares under Sections 3.01 and 3.02 of this Article III shall terminate.

                                   ARTICLE IV

                                  MISCELLANEOUS

Section 4.01. Interpretation. For all purposes of this Agreement, the term ADA-ES Common Stock shall include any securities of any issuer entitled to vote generally for the election of directors of such issuer which securities the holders of ADA-ES Common Stock shall have received or as a matter of right be entitled to receive as a result of (i) any capital reorganization or reclassification of the capital stock of ADA-ES, (ii) any consolidation, merger or share exchange of ADA-ES with or into another corporation or (iii) any sale or substantially all the assets of ADA-ES.

Section 4.02.  Enforcement.

     (a) Each Purchaser acknowledges and agrees that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, ADA-ES will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which ADA-ES may be entitled at law or in equity.

     (b) No failure or delay on the part of ADA-ES in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.03. Entire Agreement. This Agreement, together with the applicable provisions of the Subscription Agreement, constitutes the entire understanding of the parties with respect to the transactions contemplated hereby and thereby. This Agreement may be amended only by an agreement in writing executed by ADA-ES and each Purchaser.

Section 4.04. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

Section 4.05. Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

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

Section 4.06. Counterparts. This Agreement may be executed in two or more counterparts, and each such executed counterpart will be an original instrument.

Section 4.07. Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement and all legal process in regard to this Agreement will be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by certified mail postage paid.

if to ADA-ES:              ADA-ES, Inc.
                           8100 SouthPark Way, B
                           Littleton, CO  80120
                           Attn:  President
                           Fax:  (303) 734-0330

PURCHASERS:



or to such other address or telecopy number as any party may, from time to time, designate in a written notice given in a like manner. Notice by telecopy shall be deemed delivered on the day telephone confirmation of receipt is given.

Section 4.08. Successors and Assigns. This Agreement shall bind the successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; provided, however, that no party may assign this Agreement without the other party's prior written consent; provided further, however, that the rights contained in Article III of this Agreement may not be transferred or assigned under any circumstances.

Section 4.09. Legend. Each certificate representing shares of Common Stock of ADA-ES beneficially owned by each Purchaser or its affiliates or associates shall bear a legend in substantially the following form, until such time as the shares of Common Stock represented thereby are no longer subject to the provisions hereof:

"The sale, transfer or assignment of the securities represented by this certificate are subject to the terms and conditions of a certain Standstill and Registration Rights Agreement dated August __, 2004, as amended from time to time, between ADA-ES and the Purchaser. Copies of such Agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of ADA-ES."

Section 4.10. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Colorado, without giving effect to the conflict of laws principles thereof.


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


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

ADA-ES, INC.


By:____________________________________
   Name:
   Title:




______________________________________________
as investment adviser on behalf of the client accounts detailed on the attached Schedule A


By:____________________________________
Name:
Title:





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